POWER OF ATTORNEY

       Know all by these presents, that the undersigned hereby constitutes and appoints Karen Ubell, the undersigned's true and lawful attorneys-in fact and agent to:

(1) execute for and on behalf of the undersigned, an officer, director or holder of 10% of more of a registered class of securities of Urovant Sciences Ltd. (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules thereunder and any form 13D or 13G; and

(2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute such Form 3, 4 or 5 or any Form 13D or 13G, complete and execute any amendment or amendments thereto, and timely file such forms or amendments with the United States Securities and Exchange Commission and any stock exchange or similar authority.


The undersigned hereby grants to such attorney-in-fact full power and authority to doand perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fullyto all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation
(subject to the undersigned's written approval in each case), hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) 6 months from the date of its execution; (b) the undersigned is no longer required to file Forms 3, 4 and 5 or 13G and 13D with respect to the undersigned's holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (c) as to any attorney-in-fact individually, until such attorney-in-fact shall no longer be employed by the Company.

	The undersigned hereby gives and grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 24th day of September, 2018.

Yours Truly,

SVF INVESTMENTS (UK) LIMITED

By /s/ Jonathan Olof Bullock
Name Jonathan Olof Bullock
Title Director

SVF HOLDINGS (UK) LLP
By Softbank Vision Fund L.P., its Managing Member
By SVF GP (Jersey) Limited, Its General Partner

By /s/ Jonathan Olof Bullock
Name Jonathan Olof Bullock
Title Director


SVF GP (JERSEY) LIMITED

By /s/ Jonathan Olof Bullock
Name Jonathan Olof Bullock
Title Director


SOFTBANK VISION FUND L.P.
By  SVF GP (Jersey) Limited, Its General Partner

By /s/ Jonathan Olof Bullock
Name Jonathan Olof Bullock
Title Director